UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of Pinnacle Financial Partners, Inc. (the "Company") elected Renda Burkhart to the Board effective June 16, 2015. Ms. Burkhart has been elected as a Class II director.

Ms. Burkhart has been appointed to the Audit Committee of the Board and the Trust Committee of the board of directors of Pinnacle Bank, the Company's wholly-owned subsidiary, of which she will also be a board member. Ms. Burkhart is not a party to any arrangement or understanding with any person pursuant to which she was selected as a member of the Board nor is she a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Burkhart received a grant of 747 shares of restricted stock, and will be paid a prorata portion of director retainer fees for the period through February 28, 2016 as well as board and committee meeting attendance fees, in each case as described in the Company's proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 10, 2015. Thereafter, she will be compensated in accordance with the compensation program applicable to all of the Company's non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer

Date:	June 18, 2015